Exhibit 99.1

NEWS FROM SEI

Investor Contact:	Media Contact:

Murray Louis	Dana Grosser
(610) 676-1932	(610) 676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 7

FOR IMMEDIATE RELEASE

SEI REPORTS FOURTH-QUARTER 2009 FINANCIAL RESULTS

OAKS, Pa., January 27, 2010 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for fourth-quarter 2009, reporting increases in revenues and net income attributable to SEI, and diluted earnings per share compared to fourth-quarter 2008. Diluted earnings per share were $0.24. Earnings were negatively affected by Structured Investment Vehicle (SIV)-related and accelerated Global Wealth Platform (GWP) amortization charges of approximately $0.04.

Consolidated Overview

(In thousands, except earnings per share)

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2009	2008	%	2009	2008	%
Revenues	$283,995	$268,402	6%	$1,060,548	$1,247,919	(15)%
Net Income attributable to SEI	45,837	9,649	375%	174,335	139,254	25%
Diluted Earnings Per Share	$0.24	$0.05	380%	$0.91	$0.71	28%

“Our fourth-quarter results reflect both the improving capital markets and the cost reduction initiatives we put in place earlier in the year,” said Alfred P. West, Jr., SEI Chairman and CEO.

“As the economic climate continues to improve, we believe we will have opportunities in all our segments to achieve growth in new business. At the same time, we are continuing to make key investments to give us even greater opportunities to grow. During these turbulent times we maintain our belief that what we are doing will significantly benefit our clients and SEI both today and in the future.”

Summary of Fourth-Quarter and Year to Date Results

(In thousands)	For the Three Month Period Ended December 31,			For the Twelve Month Period Ended December 31,
	2009	2008	%	2009	2008	%
Private Banks:
Revenues	$89,119	$97,962	(9)%	$361,273	$408,500	(12)%
Expenses	80,192	75,582	6%	309,300	326,661	(5)%

Operating Profit	$8,927	$22,380	(60)%	$51,973	$81,839	(36)%
Operating Margin	10%	23%		14%	20%
Investment Advisors:
Revenues	45,540	41,951	9%	166,097	223,164	(26)%
Expenses	28,369	28,529	(1)%	109,418	122,231	(10)%

Operating Profit	17,171	13,422	28%	56,679	100,933	(44)%
Operating Margin	38%	32%		34%	45%
Institutional Investors:
Revenues	48,720	43,408	12%	177,721	198,154	(10)%
Expenses	25,121	22,873	10%	99,924	112,866	(11)%

Operating Profit	23,599	20,535	15%	77,797	85,288	(9)%
Operating Margin	48%	47%		44%	43%
Investment Managers:
Revenues	37,093	35,966	3%	139,004	147,968	(6)%
Expenses	24,915	23,536	6%	93,074	101,078	(8)%

Operating Profit	12,178	12,430	(2)%	45,930	46,890	(2)%
Operating Margin	33%	35%		33%	32%
Investments in New Businesses:
Revenues	990	1,356	(27)%	4,492	6,865	(35)%
Expenses	2,836	2,973	(5)%	11,625	15,795	(26)%

Operating Loss	(1,846)	(1,617)	14%	(7,133)	(8,930)	(20)%
Operating Margin	n/a	n/a		n/a	n/a
LSV:
Revenues	62,533	47,759	31%	211,961	263,268	(19)%
Expenses (1)	39,497	30,833	28%	136,580	164,783	(17)%

Operating Profit	23,036	16,926	36%	75,381	98,485	(23)%
Operating Margin	37%	35%		36%	37%
Totals:
Revenues	$283,995	$268,402	6%	$1,060,548	$1,247,919	(15)%
Expenses	200,930	184,326	9%	759,921	843,414	(10)%
Corporate overhead expenses	9,294	8,079	15%	36,529	38,955	(6)%
Noncontrolling interest reflected in segments	(32,937)	(23,518)	40%	(106,905)	(138,079)	(23)%
LSV Employee Group Expenses	1,820	1,820	0%	7,296	7,280	0%

	$104,888	$97,695	7%	$363,707 $	496,349	(27)%

(1)	Includes $32,350 and $23,200 for the three-month period ended December 31, 2009 and 2008, respectively, and $105,471 and $135,251 for the twelve-month period ended December 31, 2009 and 2008, respectively, of noncontrolling interest to the other partners of LSV.

Fourth-Quarter Business Commentary:

•	Fourth-quarter revenue results improved on a sequential quarter basis for all major segments, due primarily to improved capital markets.

•

The fourth-quarter 2009 results include $7.7 million of amortization expense associated with a change in the useful life of previously capitalized software development costs for some components related to GWP. This charge was due to the replacement of these components with components contained in the most recent release of GWP that occurred in Q4 2009. The bulk of this expense is contained in the Private Banks segment ($5 million) and the Investment Advisors segment ($1.9 million), depressing fourth-quarter 2009 margins. This is the second half of charges first reported in third-quarter, 2009.

•

The fourth-quarter 2009 results include losses of $4.0 million associated with SIV-related issues, whereas results in fourth-quarter 2008 included losses of $64.3 million. SEI has recognized cumulative losses of $189.1 million associated with these SIV-related issues through December 31, 2009. As previously reported, SEI has now purchased all SIVs owned by its money market funds and has no capital support agreements left in place. Additional information pertaining to SIV-related issues involving SEI-sponsored money market funds is contained in SEI’s 2008 Form 10-K filed February 25, 2009 and SEI’s 2009 third-quarter Form 10-Q filed November 3, 2009.

•	Assets under management increased by $2.7 billion during the fourth-quarter 2009 to $158.8 billion, primarily due to market appreciation.

•	In the fourth-quarter, SEI purchased 1,243,000 shares of its common stock for $22.1 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on January 27, 2010. Investors may listen to the call at www.seic.com/investors, or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 143992.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of December 31, 2009, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $392 billion in mutual fund and pooled assets and manages $158 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from numerous offices worldwide. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2009	2008
Asset management, admin. and distribution fees	$214,378	$191,247
Information processing and software servicing fees	58,655	56,003
Transaction–based and trade execution fees	10,962	21,152

Total revenues	283,995	268,402

Commissions and fees	37,434	41,296
Compensation, benefits and other personnel	71,657	61,517
Consulting, outsourcing and professional fees	21,660	24,208
Data processing and computer related	11,476	11,500
Facilities, supplies and other costs	16,429	19,920
Depreciation	5,336	5,932
Amortization	15,115	6,334

Total expenses	179,107	170,707

Income from operations	104,888	97,695

Net loss on investments	(3,559)	(64,631)
Interest and dividend income	1,736	2,995
Interest expense	(860)	(740)
Other income	—	5,577

Income before taxes	102,205	40,896

Income taxes	25,636	9,961

Net income	76,569	30,935

Less: Net income attributable to the noncontrolling interest	(30,732)	(21,286)

Net income attributable to SEI	$45,837	$9,649

Diluted earnings per common share	$0.24	$0.05

Shares used to calculate diluted earnings per common share	191,414	192,030

Basic earnings per common share	$0.24	$0.05

Shares used to calculate basic earnings per common share	190,329	190,858

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended December 31,
	2009	2008
Asset management, admin. and distribution fees	$773,186	$955,399
Information processing and software servicing fees	231,807	229,807
Transaction–based and trade execution fees	55,555	62,713

Total revenues	1,060,548	1,247,919

Commissions and fees	147,545	171,972
Compensation, benefits and other personnel	289,178	309,870
Consulting, outsourcing and professional fees	81,694	103,789
Data processing and computer related	45,403	44,602
Facilities, supplies and other costs	66,882	74,378
Depreciation	21,531	22,032
Amortization	44,608	24,927

Total expenses	696,841	751,570

Income from operations	363,707	496,349

Net loss on investments	(4,926)	(158,018)
Interest and dividend income	7,281	13,740
Interest expense	(3,744)	(3,418)
Other income	—	5,577

Income before taxes	362,318	354,230

Income taxes	89,886	86,703

Net income	272,432	267,527

Less: Net income attributable to the noncontrolling interest	(98,097)	(128,273)

Net income attributable to SEI	$174,335	$139,254

Diluted earnings per common share	$0.91	$0.71

Shares used to calculate diluted earnings per common share	191,783	195,233

Basic earnings per common share	$0.91	$0.73

Shares used to calculate basic earnings per common share	190,821	192,057

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) December 31, 2009	December 31, 2008
Assets

Cash and short-term investments	$590,877	$416,643
Restricted cash	20,000	14,000
Receivables	212,451	208,209
Other current assets	18,075	100,819

Total current assets	841,403	739,671

Property and equipment, net	146,053	148,124
Marketable securities	181,897	86,693
Capitalized software, net	278,656	270,606
Goodwill	22,842	22,842
Intangible assets, net	44,859	52,518
Other assets, net	18,098	21,261

Total assets	$1,533,808	$1,341,715

Liabilities

Current liabilities (1)	$163,055	$329,894
Long-term debt	247,152	24,332
Deferred income taxes	86,257	104,548
Long-term liabilities	5,726	4,067

Total SEI Investments Company shareholders’ equity	909,723	769,152
Noncontrolling interest	121,895	109,722

Total Equity	1,031,618	878,874

Total liabilities and equity	$1,533,808	$1,341,715

(1)	Includes at December 31, 2008, an accrual of $173,983 related to money market funds support agreements.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009
Private Banks:
Equity/Fixed Income prgms.	$10,573	$9,679	$10,892	$12,479	$12,690
Collective Trust Fund prgm.	1,145	1,198	1,176	1,098	1,067
Liquidity funds	9,194	8,929	7,581	6,524	6,035

Total assets under mgmt.	$20,912	$19,806	$19,649	$20,101	$19,792

Client assets under admin.	10,622	9,920	10,143	10,941	11,213

Total assets	$31,534	$29,726	$29,792	$31,042	$31,005

Investment Advisors:
Equity/Fixed Income prgms.	$21,631	$18,832	$21,705	$24,739	$25,392
Collective Trust Fund prgm.	2,606	2,716	2,621	2,521	2,423
Liquidity funds	3,436	3,458	2,469	2,243	1,929

Total assets under mgmt.	$27,673	$25,006	$26,795	$29,503	$29,744

Institutional Investors:
Equity/Fixed Income prgms.	$34,966	$32,565	$36,955	$43,672	$44,322
Collective Trust Fund prgm.	942	791	755	707	684
Liquidity funds	4,582	3,802	3,462	4,624	3,370

Total assets under mgmt.	$40,490	$37,158	$41,172	$49,003	$48,376

Investment Managers:
Equity/Fixed Income prgms.	$8	$3	$3	$4	$4
Collective Trust Fund prgm.	5,974	6,917	6,794	7,075	7,428
Liquidity funds	869	898	505	528	412

Total assets under mgmt.	$6,851	$7,818	$7,302	$7,607	$7,844

Client assets under admin. (A)	234,628	221,798	213,930	216,222	221,680

Total assets	$241,479	$229,616	$221,232	$223,829	$229,524

Investments in New Businesses:
Equity/Fixed Income prgms.	$519	$472	$473	$473	$520
Liquidity funds	153	157	133	93	75

Total assets under mgmt.	$672	$629	$606	$566	$595

LSV Asset Management
Equity/Fixed Income prgms.	$37,714	$32,308	$40,210	$49,349	$52,488

Consolidated:
Equity/Fixed Income prgms (B)	$105,411	$93,859	$110,238	$130,716	$135,416
Collective Trust Fund prgm.	10,667	11,622	11,346	11,401	11,602
Liquidity funds	18,234	17,244	14,150	14,012	11,821

Total assets under mgmt.	$134,312	$122,725	$135,734	$156,129	$158,839

Client assets under admin. (C)	245,250	231,718	224,073	227,163	232,893

Total assets	$379,562	$354,443	$359,807	$383,292	$391,732

(A)	Client assets under administration in the Investment Managers segment include $59,169 of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of December 31, 2009).
(B)	Equity/Fixed Income programs include $2,339 of assets invested in various asset allocation funds at December 31, 2009.
(C)	In addition to the numbers presented, SEI also administers an additional $8,473 in Funds of Funds assets (as of December 31, 2009) on which SEI does not earn an administration fee.